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                                                                   Exhibit 10.27


                                                                  EXECUTION COPY
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                               ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is entered into as of March 1,
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2000, by and among Greenwich Technology Partners, Inc., a Delaware corporation
("GTP"), John Rothenberger ("J. Rothenberger") and G. Richard Rothenberger ("G.
  ---                        ---------------                                 --
Rothenberger") (J. Rothenberger and G. Rothenberger are sometimes referred to
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collectively herein as the "Stockholders").
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                                   RECITALS

     WHEREAS, GTP, the Stockholders and Aspire Technology Group, Inc., a
Virginia corporation ("Aspire"), have entered into a Stock Purchase Agreement
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dated as of March 1, 2000 (the "Purchase Agreement"), pursuant to which GTP will
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purchase from the Stockholders all of the outstanding stock of Aspire (the
"Acquisition").  Capitalized terms used in this Agreement and not otherwise
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defined in this Agreement shall have the meanings ascribed to them in the
Purchase Agreement;

     WHEREAS, stock certificates (each a "Stock Certificate") representing an
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aggregate of 177,500 shares of common stock, $0.01 par value per share, of GTP
(including any dividend or equitable adjustment thereon in the event of a stock split, stock dividend, stock recombination, recapitalization or like event, the "Escrow Shares"), together with stock transfer powers executed in blank by the
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Stockholders shall be deposited in escrow with GTP and held by GTP (such deposit and any future deposits received by GTP pursuant to the terms hereof constituting the "Escrow Fund") as collateral for the Purchase Price adjustment
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provisions of Section 2.03 and the indemnification obligations of the
Stockholders under Section 11.02 of the Purchase Agreement;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited into, held in, and disbursed from, the Escrow Fund.

     NOW, THEREFORE, the parties to this Agreement agree as follows:

     1.   Escrow; Indemnification and Value of Escrow Shares.

     (a) Escrow Fund. The Stockholders acknowledge and agree that (i) the Escrow Fund has been established and (ii) the Escrow Shares deposited by them have been deposited as collateral for the Purchase Price adjustment provisions of Section 2.03 and the indemnification obligations of the Stockholders under
Section 11.02 of the Purchase Agreement. GTP agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares delivered to it in escrow subject to the terms and conditions of this Agreement. GTP and the Stockholders agree that GTP will hold the Escrow Shares subject to the terms and conditions set forth herein and as set forth
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in Section 2.03 and Article XI of the Purchase Agreement (collectively, the
"Escrow Provisions") until GTP is required to release the Escrow Shares pursuant
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to the terms of this Agreement.

     (b) Purchase Price Adjustment. The Stockholders agree that the Escrow Fund shall be available to compensate GTP in the event of an adjustment to the Purchase Price pursuant to Section 2.03 of the Purchase Agreement. The Stockholders agree that, subject to the terms hereof, the Escrow Fund will be used to satisfy this obligation in the manner provided in Section 2.03 of the Purchase Agreement.

     (c) Indemnification. The Stockholders agree that the Escrow Fund also shall be available to compensate either GTP or Aspire as an Indemnified Party for specified Damages, as set forth in the Purchase Agreement. The Stockholders agree that the Escrow Fund will be held to satisfy this indemnification obligation to either GTP or Aspire in the manner and in accordance with the procedures provided in Article XI of the Purchase Agreement.

     (d) Value of Escrow Shares. For purposes of this Agreement and the Purchase Agreement, the value of each Escrow Share (the "Escrow Per Share
                                                         ----------------
Value") on a particular date shall equal: (i) if GTP's common stock, $.01 par
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value per share (the "Common Stock") is then traded on a national securities
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exchange, the average (on the last reported trading day) of the high and low prices of a share of Common Stock on the principal national securities exchange on which the Common Stock is then traded; or (ii) if the Common Stock is then traded on the NASDAQ National market, the last reported sale price of the Common Stock on the NASDAQ National Market; or (iii) if the Common Stock is not then traded on the NASDAQ National Market, the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter securities; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by GTP's Board of Directors in good faith, after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions.

     (e) Determination of Number of Escrow Shares. Anytime that GTP is able to take back Escrow Shares under the terms of this Agreement and the Purchase Agreement, the number of Escrow Shares to be taken back by GTP shall be equal to the amount of the Damages, or other cost or expense reimbursement to be satisfied pursuant hereto and thereto, divided by the Escrow Per Share Value.
If the calculation herein results in a fractional number of Escrow Shares, such number of Escrow Shares shall be rounded, up or down, as the case may be, to the nearest whole number of Escrow Shares.

     2.   Release From Escrow.

     (a) Delivery of Escrow Shares. On the Closing Date, the Escrow Shares and stock transfer powers executed in blank by the Stockholders shall be deposited with GTP into the Escrow Fund.

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     (b)  Release to the Stockholders.  Subject to GTP's rights to take back
Escrow Shares or cash in the Escrow Fund pursuant to the Purchase Agreement and this Agreement, GTP shall deliver to the Stockholders:

     (A) within five (5) business days of either (i) the date upon which GTP shall have delivered the certificate required in Section 2.03(a) of the Purchase Agreement setting forth its calculation of Retained Earnings if such certificate states that no Post-Closing Adjustment is required, (ii) the date upon which GTP shall have received the Post-Closing Adjustment pursuant to Section 2.03(d) of the Purchase Agreement or (iii) the date upon which GTP shall have deducted from the Escrow Fund the amount of such Post-Closing Adjustment in accordance with such section (the dates described in (i), (ii) and (iii) hereof are referred to collectively herein as the "GTP Adjustment Date"), if and only if (x) GTP's Common Stock is
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     then traded on a national securities exchange and (y) on or prior to May
     31, 2000, Aspire shall have paid to GTP in full all amounts due and owing pursuant to the Note, a number of Escrow Shares such that the Escrow Shares remaining in the Escrow Fund shall equal in value $500,000 determined in accordance with Section 1(d) hereof;

     (B) if GTP's Common Stock is not traded on a national securities exchange on the GTP Adjustment Date but shall subsequently come to be traded on a national securities exchange prior to the one-year anniversary of the Closing Date, then within five (5) business days of the date upon which such Common Stock is first traded on a national securities exchange, if and only if on or prior to May 31, 2000, Aspire shall have paid to GTP in full all amounts due and owing pursuant to the Note, a number of Escrow Shares such that the Escrow Shares remaining in the Escrow Fund shall equal $500,000 (the shares remaining in the Escrow Fund following any distribution of Escrow Shares pursuant to Section 2(b)(A) or (2(b)(B) being herein called the "Remaining Escrow Fund"); and
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     (C) on the one-year anniversary of the Closing Date, if there shall have been a distribution from the Escrow Fund to the Stockholders pursuant to
     (A) or (B) above, then an amount in value equal to the Remaining Escrow Fund, or, if there shall not have been a distribution from the Escrow Fund to the Stockholders pursuant to (A) or (B) above, then 177,500 times the Escrow Per Share Value on such date, in either case minus (i) an amount
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     equal in value to the amount of Damages of GTP and Aspire as Indemnified
     Parties, if any, identified in a Notice of Claim that have been settled or finally determined between GTP or Aspire and the Stockholders on or before the Cutoff Date (as defined below) in accordance with the terms of the Purchase Agreement but with respect to which Escrow Shares have not, as of that date, been delivered to GTP hereunder and (ii) an amount equal in value to the amount of any and all unresolved Damages of GTP and Aspire as Indemnified Parties, if any, set forth in a Notice of Claim delivered pursuant to the terms of the Purchase Agreement on or prior to the Cutoff Date, if such number is a positive number. Such retained portion of the Escrow Fund shall be retained only until the claim for indemnification pursuant to which such portion is being retained is settled or finally determined between GTP or Aspire and the Stockholders in accordance with the

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     Purchase Agreement and upon resolution shall be released to the party entitled to such Escrow Shares as determined pursuant to the terms of the Purchase Agreement (or, if no party shall be entitled thereto pursuant to the Purchase Agreement, shall be released to the Stockholders).

 "Cutoff Date" shall mean the one-year anniversary of the Closing Date.
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     (c)  Release of Escrow Fund.  The Escrow Fund will be held by GTP in accordance with the terms of this Agreement until required to be released pursuant to Section 2(b). Within fifteen (15) days after the Cutoff Date, GTP will deliver to the Stockholders the requisite portion of the Escrow Fund to be released on such date.

     (d) No Encumbrance. Neither the Escrow Fund nor any Escrow Shares, nor any beneficial interest therein, may be pledged, sold, assigned or transferred, including by operation of law, by the Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholders (other than pursuant to this Escrow Agreement); provided, however, that in the event a public market exists for the Escrow Shares, the Stockholders and provided further that prior to May, 2000, Aspire shall have paid to GTP in full all amounts due and owing pursuant to the Note (i) in a writing signed by both of them, may instruct GTP to sell the Escrow Shares for cash in accordance with applicable securities laws and any agreement between GTP and the Stockholders or the Stockholders and any third party, provided that any proceeds from such sale become part of the Escrow Fund to be released in accordance with the Purchase Agreement and this Agreement or (ii) may replace the Escrow Shares with cash in an amount equal to the Escrow Per Share Value times the number of such Escrow Shares and such cash shall then become subject to the terms of this Agreement. If cash shall become part of the Escrow Fund, the Stockholders, in a writing signed by both of them, may direct the investment of such proceeds upon reasonable advance instruction of the Stockholders to GTP.

     3. Voting Rights. In the event of a meeting or written action of stockholders of GTP during the term of this Agreement, GTP shall send to the Stockholders copies of any notices, proxies and proxy material received by it in connection with such meeting. GTP hereby undertakes to independently furnish copies of all such notices, proxies and proxy materials directly to the Stockholders and to cooperate with the Stockholders to facilitate the exercise by the Stockholders of voting rights in the Escrow Shares.

     4. Dividends and Distributions. GTP shall cause all dividends and other distributions or rights paid on or granted with respect to the Escrow Shares to be delivered into the Escrow Fund and such property shall be deemed to be part of the Escrow Fund held hereunder upon the same terms as the Escrow Shares; provided, however, that cash dividends on Escrow Shares shall not be added to
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the Escrow Fund but shall be distributed promptly to the Stockholders.

     5. Delivery of Escrow Fund. In the event that it is determined pursuant to the Purchase Agreement that any portion of the Escrow Fund is owed to either of GTP or Aspire as

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

an Indemnified Party hereunder, and such portion includes Escrow Shares, then GTP will deliver to the Stockholders a notice of such determination and not less than five (5) days from the date of such notice shall deliver the Stock Certificate(s) for such Escrow Shares to GTP's transfer agent, accompanied by instructions (i) to issue a new stock certificate for the number of Escrow Shares owed to such Indemnified Party in the name of such Indemnified Party and
(ii) to forward such stock certificate to GTP. In the event that the total of the Escrow Shares represented by the Stock Certificate(s) is greater than the amount owed to such Indemnified Party, GTP shall cause its transfer agent to deliver the balance of the Escrow Shares in the form of a stock certificate (which shall be deemed to be a Stock Certificate for the purposes of this Agreement from that time forward) into the Escrow Fund. Any portion of the Escrow Fund which is other than Escrow Shares owed to either of GTP or Aspire as an Indemnified Party hereunder determined pursuant to the Purchase Agreement will be taken back promptly by GTP.

     6.   Incorporation by Reference.  The parties agree that the terms of
Section 2.03 and Article XI of the Purchase Agreement shall be deemed to be incorporated by reference in this Agreement as if such Section and such Article each had been set forth in its entirety herein.

     7. Notices. Any notice provided for or permitted under this Agreement or the Escrow Provisions will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) business days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 7.


Stockholders:                            John Rothenberger
                                         70 Springvale Road
                                         Great Falls, VA 22066

                                         G. Richard Rothenberger
                                         687 Pony Road
                                         Mohrsville, PA 19541

With a copy to:                          Vernon Johnson, Esq.
                                         Jackson & Campbell, P.C.
                                         One Lafayette Center, South Tower
                                         1120-20/th/ Street, N.W.
                                         Washington, D.C. 20036-3437
                                         Facsimile:  (202) 457-1678

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

GTP:                                      Greenwich Technology Partners, Inc.
                                          43 Gate House Road
                                          Stamford, CT 06902
                                          Attention:  Chief Executive Officer
                                          Facsimile:  (203) 969-3340

With a copy to:                           Kevin M. Barry, Esq.
                                          Testa, Hurwitz & Thibeault, LLP
                                          125 High Street
                                          Boston, MA 02110
                                          Facsimile: (617) 248-7100

     8.   General.

     (a) Governing Law. It is the intention of the parties hereto that the internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement without regard to the conflict of law rules of such state.

     (b) Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

     (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

     (d) Entire Agreement. Except as set forth in the Purchase Agreement, this Agreement and the documents referenced in this Agreement constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and such documents supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement.

     (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

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

     (f) Amendment. This Agreement may be amended with the written consent of GTP and the Stockholders.

     (g) Arbitration. GTP and the Stockholders agree that any controversy or claim arising out of, or relating to, this Agreement or the breach of this Agreement will be settled by arbitration by, and in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will have the right to assess, against a party or among the parties, as the arbitrator(s) deem reasonable, (i) administrative fees of the American Arbitration Association, and (ii) compensation, if any, to the arbitrator(s). Arbitration hearings will be held in Stamford, Connecticut at a mutually acceptable location.

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

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                              GREENWICH TECHNOLOGY PARTNERS, INC.

                              By: /s/ Dennis M. Goett
                                  ---------------------------
                                  Name:
                                  Title:


                              STOCKHOLDERS:


                              /s/John Rothenberger
                              -----------------------------------
                               John Rothenberger


                              /s/G. Richard Rothenberger
                              -----------------------------------
                               G. Richard Rothenberger

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